EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-58040) of Georgia-Pacific Corporation--Georgia-Pacific Group Canadian Employees Stock Purchase Plan of our report dated March 15, 2002 relating to the financial statements of Georgia-Pacific Corporation--Georgia-Pacific Group Canadian Employees Stock Purchase Plan, which appears in this Form 11-K.

/s/ Pricewaterhousecoopers LLP
Chicago, Illinois
March 25, 2002